                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                New York                                                     11-2418067
  (STATE OF INCORPORATION OR ORGANIZATION)                                (I.R.S. EMPLOYER
                                                                         IDENTIFICATION NO.)

            388 Greenwich Street
             New York, New York                                                 10013
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                    (ZIP CODE)

If this form relates to the registration of a                If this form relates to the registration of a
class of securities pursuant to Section 12(b) of             class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to                the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                  General Instruction A.(d), please check the
following box.          [X]                                  following box.         [ ]


Securities Act registration statement file number to which this form relates:
333-106272
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

               TITLE OF EACH CLASS                                        NAME OF EACH EXCHANGE ON WHICH
               TO BE SO REGISTERED                                        EACH CLASS IS TO BE REGISTERED
               -------------------                                        ------------------------------
Equity Linked Securities (ELKS(R)) based upon                                American Stock Exchange
the Common Stocks of Applied Materials, Inc., General
Electric Company, The Home Depot, Inc., J.P. Morgan Chase
& Co. and Pfizer Inc. Due 2004

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-3 through S-8, S-9 through S-11 and S-12 through S-19, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated July 22, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

            99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 10, 2003.

            99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities based upon the Common Stocks of Applied Materials, Inc., General Electric Company, The Home Depot, Inc., J.P. Morgan Chase & Co. and Pfizer Inc. Due 2004, Subject to Completion, dated July 22, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 23, 2003.

            99 (C). Form of Note.

            99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit
99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

            Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Citigroup Global Markets Holdings Inc.
                                                 (REGISTRANT)

Date:  August 21, 2003                 By:  /s/ Mark Kleinman
                                           -------------------------------------
                                            Name:  Mark Kleinman
                                            Title: Executive Vice President
                                                   and Treasurer

                                INDEX TO EXHIBITS

Exhibit No.                               Exhibit
-----------                               -------
99(A).           Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 10,
                 2003.

99(B).           Preliminary Prospectus Supplement describing the Equity Linked
                 Securities based upon the Common Stocks of Applied Materials,
                 Inc., General Electric Company, The Home Depot, Inc., J.P.
                 Morgan Chase & Co. and Pfizer Inc. Due 2004, Subject to
                 Completion, dated July 22, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated July 23,
                 2003.

99(C).           Form of Note.

99(D).           Senior Debt Indenture between Citigroup Global Markets Holdings
                 Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's
                 Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December
                 9, 1997, and a Second Supplemental Indenture, dated as of July
                 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No.
                 333-38931.